Exhibit 10.75

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VCAMPUS CORPORATION

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, VCampus Corporation, a corporation organized and existing under the general corporation law of the state of Delaware, does hereby certify and set forth as follows:

1.             The original Certificate of Incorporation of VCampus Corporation was filed with the Secretary of State of Delaware on March 22, 1985, under the name “INTELMACH CORPORATION.”

2.             Resolutions were duly adopted by the Board of Directors of VCampus Corporation setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of VCampus Corporation and declaring such amendment to be advisable and in the best interests of VCampus Corporation and its stockholders.

3.             The amendment to the Certificate of Incorporation to be effected hereby is as follows:

(a)           Paragraph A of Article IV shall be deleted in its entirety and replaced with the following new Paragraph A of Article IV:

“A.          Stock Split; Classes of Stock.

(1)           Effective as of 11:59 p.m., Eastern Time, on July 5, 2002, all outstanding shares of Common Stock of the Corporation shall be combined in a one-for-10 reverse stock split (the “Reverse Split”).  No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issued as a result of the Reverse Split.  Upon presentation of all of a record holder’s Common Stock certificates at one time for reissuance to reflect the Reverse Split, the number of full shares of Common Stock issuable upon the conversion thereof shall be computed on the basis of the aggregate number of shares of Common Stock so surrendered by such holder, rounded up to the nearest whole share.

(2)           After giving effect to the Reverse Split, the Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock.  The total number of shares of stock which the Corporation has the authority to issue is Sixty-Nine Million One Hundred Fifty-Seven Thousand Six Hundred Sixty-Nine (69,157,669) shares, par value One Cent ($0.01) per share, of which Thirty Six Million (36,000,000) shares shall be designated “Common Stock,” and Thirty-Three Million One Hundred Fifty-Seven Thousand Six Hundred Sixty-Nine (33,157,669) shares shall be designated “Preferred Stock.”  Of the 33,157,669 authorized shares of Preferred Stock, Eleven Million Five Hundred Fifty-One Thousand Four Hundred Twelve (11,551,412) of such shares shall be designated “Series A Preferred Stock,” Five Million Six Hundred Six Thousand Two Hundred Fifty-Seven (5,606,257) of such shares shall be designated “Series B Preferred Stock,” Six Million (6,000,000) of such shares shall be designated “Series B-1 Preferred Stock,” One Million (1,000,000) of such shares shall be designated “Series C Convertible Preferred Stock,” One Million Two Hundred Thousand (1,200,000) of such shares shall be designated “Series D Convertible Preferred Stock,” Three Million (3,000,000) of such shares shall be designated “Series E Convertible Preferred Stock,” Three Million (3,000,000) of such shares shall be designated “Series F Convertible Preferred Stock,” One Million Four Hundred Fifty-Eight Thousand Four Hundred and Thirteen (1,458,413) of such shares shall be designated “Series F-1 Convertible Preferred Stock,” and Sixty Thousand (60,000) of such shares shall be designated “Series F-2 Convertible Preferred Stock.””

4.             Pursuant to the recommendation of the Board of Directors of VCampus Corporation, and in accordance with the General Corporation Law of the State of Delaware, the stockholders of VCampus Corporation duly adopted and approved this Certificate of Amendment.

5.             This Certificate of Amendment will be effective as of 11:59 p.m., Eastern Time, on July 5, 2002.

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IN WITNESS WHEREOF, VCampus Corporation has caused this Certificate of Amendment to be signed by its Chief Financial Officer this 3rd day of July, 2002.

VCAMPUS CORPORATION

By:
Name:	Christopher L. Nelson
Title:	Chief Financial Officer